UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2012

Horizon Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35238	27-2179987
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 520,

Deerfield, Illinois 60015

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (224) 383-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 5, 2012, Louis Bock informed us that he does not intend to stand for reelection when his term as Class I director expires at our 2012 annual meeting of stockholders to be held on June 8, 2012. Also on March 5, 2012, Dr. Hubert Birner informed us that he was resigning from our board of directors effective upon the identification and appointment of a new director. Dr. Birner’s resignation became effective on March 6, 2012 upon the appointment of Gino Santini to our board of directors, as described below.

(d) On March 6, 2012, our board of directors appointed Gino Santini as a Class III director to serve until our 2014 annual meeting of stockholders. Mr. Santini was also appointed to the Audit Committee and the Nominating and Corporate Governance Committee of our board of directors.

Mr. Santini will receive compensation for his service as a director in accordance with our Non-Employee Director Compensation Policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $30,000 for service on our board of directors, an additional $7,500 to $15,000 annually for service as the chair of a committee and an additional $3,750 to $7,500 annually for service on a committee in a non-chair capacity. At the time of his appointment to our board of directors, Mr. Santini received a stock option to purchase 10,530 shares of our common stock in accordance with the Compensation Policy. The Compensation Policy also provides for further automatic stock option grants to purchase 5,265 shares of our common stock on the date of each annual meeting of stockholders. Mr. Santini has also entered into our standard form of Indemnity Agreement.

Mr. Santini, age 55, retired in December 2010 from a 27-year career at Eli Lilly and Company, where he held a variety of commercial and operational roles, serving most recently as Senior Vice President, Corporate Strategy and Business Development. Mr. Santini had a distinguished career with Eli Lilly that spanned nearly three decades. During his tenure at Eli Lilly, Mr. Santini held various leadership positions of increasing responsibility, including manager of various international regions, President of the women’s health franchise and President of U.S. operations. Mr. Santini capped his career at Eli Lilly as a member of the company’s Executive Committee and as the Senior Vice President of Corporate Strategy and Business Development. Mr. Santini currently serves on the board or directors of Allena Pharmaceuticals, Inc. and AMAG Pharmaceuticals, Inc. Mr. Santini holds an undergraduate degree in mechanical engineering from the University of Bologna and a Master’s in Business Administration from the University of Rochester.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2012	Horizon Pharma, Inc.

	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Executive Vice President and Chief Financial Officer